UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 8, 2005

    ONE LINK 4 TRAVEL, INC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-81922 (Commission File Number)	43-1941213 (IRS Employer Identification No.)

One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA (Address of principal executive offices)	94105 (Zip Code)

        Registrant’s telephone number, including area code (415) 293-8277

        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
and Item 2.01 – Completion of Acquisition or Disposition of Assets.

        On April 8, 2005, One Link 4 Travel, Inc. (the “Company”) entered into an Acquisition Agreement (the “Agreement”) with The Call Center, LLC, a Delaware limited liability company (“TCC”), Paul S. Flannery, as Trustee of the Paul Flannery Trust under trust agreement dated July 2, 2001 and amended and restated November 26, 2003, the sole member of TCC (“Flannery Trust”) and Paul S. Flannery (“Flannery”) pursuant to which the Company will acquire from the Flannery Trust all of its interest in TCC, and thereby acquire sole ownership of TCC, including the operations, assets and business of TCC.

        TCC is a marketing services company providing tele-marketing, customer service, payment collection and marketing survey services for major US corporate clients. TCC's new multi-lingual call center is based in Reno, Nevada.

        Pursuant to the terms of the Agreement, in exchange for the TCC interests and effective as of April 8, 2005, the closing date (the “Closing”) of the Agreement, and subject to certain conditions, the Company will issue 1,000,000 shares of its common stock to the Flannery Trust and will issue 1,000,000 shares of its common stock to an escrow agent for the benefit of the Flannery Trust, subject to terms and conditions of an escrow agreement.

        On the second anniversary of the Closing, subject to certain conditions and adjustments, the Company will make a cash payment of up to $2,050,000 to the Flannery Trust, plus an amount equal to any accounts receivable surplus (the “Contingent Consideration”), which amount will be calculated pursuant to a specified formula.

        Pursuant to the terms of the Agreement, the Company has an irrevocable option to reacquire each of the shares held in escrow at an exercise price of $0.01 per share (the “Repurchase Option”). The Flannery Trust may elect to reduce the amount of escrowed shares subject to the Repurchase Option by canceling a portion of the outstanding principal amount of a note issued by TCC to Flannery.

        The amount of Contingent Consideration payable to TCC and the number of shares eligible for purchase pursuant to the Repurchase Option by the Company are subject to adjustment pursuant to a formula based on future revenues and cash flows of TCC.

        Also, pursuant to the terms of the Agreement, the Company is required to pay to the Flannery Trust additional cash consideration in the event that the market price of the Company’s common stock is less than $2.50 per share on the second anniversary of the Closing. This additional consideration will equal (a) 1,000,000 plus the number of escrow shares that the Flannery Trust is entitled to retain as of the second anniversary of Closing multiplied by (b) the positive difference, if any, between $2.50 and the market value of the Company’s common stock on the second anniversary of Closing, subject to certain adjustments.

        The obligations and representations of the Company are secured (i) under a security agreement under which the obligations of the Company will be secured by a security interest in the assets of TCC; and (ii) a pledge agreement under which the obligations of the Company will be secured by a pledge of the TCC membership interests.

         As conditions to the consummation of the transactions contemplated by the Agreement: (i) the Company will enter into an employment agreement with Flannery pursuant to which Flannery will serve as the Chief Executive Officer of TCC; (ii) the Flannery Trust and Flannery will enter into a non-competition agreement with the Company pursuant to which the Flannery Trust and Flannery will agree not to engage in the business of TCC other than for and on behalf of TCC for a period of three years, subject to certain exceptions; and (iii) Flannery may be appointed to the Board of Directors of the Company.

        Prior to entering into the Agreement, there was no material relationship between the Company or any of its affiliates and TCC, the Flannery Trust or Flannery.

Item 9.01. Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.

The Company expects that the financial statements required by this item will be filed within the time period required by Item 9.01 of Form 8-K.

(b)     Pro forma financial information.

The Company expects that the financial statements required by this item will be filed within the time period required by Item 9.01 of Form 8-K.

(c)     Exhibits.

None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2005	ONE LINK 4 TRAVEL, INC By: /s/ F.W. Guerin F. W. Guerin Chief Executive Officer